EXHIBIT 99.1

The ExOne Company Reports Strong Revenue Growth in First Quarter 2013

  Revenue increased by $5.2 million to $7.9 million
  Gross margin improved from 30.0% to 35.8%
  Strong balance sheet with $71.1 million in cash supports growth plans
  Company reaffirms full year guidance

NORTH HUNTINGDON, Pa., May 14, 2013 (GLOBE NEWSWIRE) -- The ExOne Company (Nasdaq:XONE) ("ExOne" or "the Company"), a global provider of three-dimensional ("3D") printing machines and printed products to industrial customers, reported financial results today for its 2013 first quarter, which ended March 31, 2013.

Revenue for the first quarter of 2013 was $7.9 million compared with revenue of $2.7 million for the first quarter of 2012, an increase of $5.2 million. Net loss attributable to ExOne for the first quarter of 2013 was $1.9 million compared with a net loss attributable to ExOne of $1.5 million for the first quarter of 2012, an increase of $0.4 million. Increased net loss was primarily the result of higher operating expenses which were partially offset by improved gross profit.

Revenue Growth Driven by Stronger Sales of 3D Printing and Laser Machines
($ in millions)

	For the Quarter Ended March 31,
	2013		2012
Revenue by Product Line
3D Printing and Laser Machines	$ 4.2	53.2%	$ --	0.0%
3D Printed Parts, Materials and Other ("PSC")	$ 3.7	46.8%	$ 2.7	100.0%
Total Revenue	$ 7.9	100.0%	$ 2.7	100.0%

During the first quarter of 2013, machine revenue was approximately $4.2 million.  Five machines were sold in the 2013 first quarter consisting of four 3D printing machines and one laser machine, whereas no machines were sold in the prior-year first quarter. Higher revenue was the result of increasing customer demand for the Company's machine technology. Additionally, there has been increasing interest of additive manufacturing among global industrial manufacturers.  Machine revenue represented 53% of total revenue in the 2013 first quarter.

PSC revenue for the 2013 first quarter was up 35%, or $1.0 million, over the prior-year first quarter. The Company has continued to grow its customer base for 3D printed parts, driving revenue growth. Additionally, the increased number of installed machines in the field during the first quarter of 2013 compared with the first quarter of 2012 has led to a larger contribution of revenue from machine service and consumables.

Machine Sales and PSC Upgrades Drove Margin Expansion

Gross profit was $2.8 million in the first quarter of 2013, an improvement of $2.0 million from gross profit of $0.8 million in the first quarter of 2012. Gross profit as a percent of sales was 35.8% in the first quarter of 2013 compared with 30.0% in the first quarter of 2012. Gross margin improved on a favorable sales mix and enhanced productivity in our PSCs.

Operating loss for the first quarter of 2013 was $1.6 million compared with an operating loss of $1.4 million in the first quarter of 2012 due to higher operating expenses. Selling, general and administrative expenses were up $1.9 million to $3.6 million primarily as a result of increased professional service fees and the addition of staff to support the Company's growth strategy. Research and development expenses increased by $0.4 million to support the Company's materials qualification activities, which included the addition of personnel.

Adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") was a loss of $0.9 million in the first quarter of 2013, improved from a loss of $1.0 million in the first quarter of 2012. ExOne management believes that when used in conjunction with other measures prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), that Adjusted EBITDA, a non-GAAP measure, assists in the understanding of operating performance. See the attached tables for important disclosures regarding our use of Adjusted EBITDA as well as a reconciliation of net loss attributable to ExOne to Adjusted EBITDA for the quarters ended March 31, 2013 and 2012.

Strong Balance Sheet Provides Support for Growth Strategy

Cash and cash equivalents at March 31, 2013 was $71.1 million. During the quarter, debt repayments totaled approximately $15.8 million, resulting in a long-term debt balance of approximately $2.3 million at March 31, 2013. The Company believes its cash and borrowing capacities are sufficient to support its growth plans over the next two to three years.

Strategy and Outlook

Mr. S. Kent Rockwell, Chairman and CEO, noted, "We continue to be very encouraged with the opportunities that present themselves for our 3D printing capability. Nonetheless, as a global company we are subject to the vagaries of the economies in which we operate. The weakness in Europe has slowed the purchase decisions of our customers in that region while customer demand in Japan is clearly strengthening with the economy. And in North America, we also received our first order for an M-Flex machine in the quarter."

He concluded, "We are steadily advancing our growth strategy. This includes the expansion of our manufacturing capacity in Germany, upgrading our PSCs and working to establish a more robust PSC network. Importantly, we are also making solid progress with our materials development processes."

For 2013, the Company continues to expect full year revenue to be in a range of $48 million to $52 million with approximately two-thirds of revenue expected to fall in the latter half of the year. The Company plans to launch two to three additional PSCs during the second half of 2013. Gross margin for the year is expected to be approximately 42% to 46%. Operating expenses are expected to be in the range of $18 million to $21 million.

Approximately $40 million to $50 million in growth investments are planned for 2013 and 2014. This includes the expansion of the Company's global manufacturing capacity and PSC development.

Webcast and Conference Call

The ExOne Company will host a conference call and live webcast Wednesday, May 15th at 8:30 a.m. Eastern Time. During the conference call and webcast, management will review the financial and operating results for the first quarter and discuss ExOne's corporate strategies and outlook. A question-and-answer session will follow.  The teleconference can be accessed by calling (201) 689-8471. The webcast can be monitored on the Company's website at www.exone.com.

A telephonic replay will be available from 11:30 a.m. ET on the day of the teleconference through Wednesday, May 22, 2013. To listen to a replay of the call, dial (858) 384-5517 and enter the conference ID number 412303. An archive of the webcast will be available on the Company's website at www.exone.com and will include a transcript, once available.

About ExOne

ExOne is a global provider of 3D printing machines and printed products to industrial customers. ExOne's business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its in-house 3D printing machines. ExOne offers pre-production collaboration and prints products through Production Service Centers, which are located in the United States, Germany and Japan.  ExOne builds 3D printing machines at its facilities in the United States and Germany.  ExOne also supplies the associated products, including consumables and replacement parts, and services, including training and technical support, necessary for purchasers of its machines to print products.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "typically," "anticipates," "believes," "appears," "could," "plan," and other similar words. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, which include our ability to qualify more materials in which we can print; the availability of skilled personnel; our strategy, including the expansion and growth of our operations; the impact of loss of key management; our plans regarding increased international operations in additional international locations; sufficiency of funds for required capital expenditures, working capital, and debt service; the adequacy of sources of liquidity; expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; demand for aerospace, automotive, energy and other industrial products; the impact of disruption of our manufacturing facilities or PSCs; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the effect of litigation and contingencies; and the adequacy of our protection of our intellectual proper, and other factors disclosed in the Company's Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Because they are forward-looking, these statements should be evaluated in light of important risk factors and uncertainties.

Should one or more of these risks or uncertainties materialize, or should any of ExOne's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

The ExOne Company
Condensed Statement of Consolidated Operations
($ in thousands)
(unaudited)

	For the Quarter Ended March 31,
	2013	2012

Revenue	$ 7,934	$ 2,722
Cost of sales	5,096	1,906
Gross profit	2,838	816
Gross margin	35.8%	30.0%

Operating expenses
Research and development	856	484
Selling, general and administrative	3,568	1,686
	4,424	2,170
Loss from operations	(1,586)	(1,354)
Operating margin	-20.0%	-49.7%

Other (income) expense
Interest expense	230	198
Other (income) expense - net	(59)	(45)
	171	153
Loss before income taxes	(1,757)	(1,507)

Provision (benefit) for income taxes	19	(12)
Net loss	(1,776)	(1,495)

Less: Net income attributable to noncontrolling interests	138	34
Net loss attributable to ExOne	$ (1,914)	$ (1,529)
Net loss attributable to ExOne per common share (2013) or unit (2012):
Basic	$ (0.20)	N/A(1)
Diluted	$ (0.20)	N/A(1)
Weighted average shares outstanding (basic and diluted)	10,094,821	N/A(1)

(1) Information is not comparable for the quarter ended March 31, 2012 as a result of the reorganization of the company as a corporation on January 1, 2013.

The ExOne Company
Condensed Consolidated Balance Sheets
($ in thousands)
(unaudited)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$ 71,112	$ 2,802
Accounts receivable - net of allowance of $117 (2013) and $83 (2012)	6,378	8,413
Inventories - net	7,562	7,485
Prepaid expenses and other current assets	1,499	1,543
Total current assets	86,551	20,243

Property and equipment - net (Including amounts attributable to consolidated variable interest entities of $5,567 at December 31, 2012)	13,189	12,467
Deferred income taxes	9	178
Other noncurrent assets	501	187
Total assets	$ 100,250	$ 33,075

Liabilities
Current liabilities:
Line of credit	$ --	$ 528
Demand note payable to member	--	8,666
Current portion of long-term debt (Including amounts attributable to consolidated variable interest entities of $1,913 at December 31, 2012)	123	2,028
Current portion of capital and financing leases	777	920
Accounts payable	2,743	2,451
Accrued expenses and other current liabilities	3,442	4,436
Preferred unit dividends payable	--	1,437
Deferred income taxes	9	178
Deferred revenue and customer prepayments	2,902	4,281
Total current liabilities	9,996	24,925

Long-term debt - net of current portion (Including amounts attributable to consolidated variable interest entities of $3,150 at December 31, 2012)	2,178	5,669
Capital and financing leases - net of current portion	1,954	1,949
Other noncurrent liabilities	392	491
Total liabilities	14,520	33,034

Commitments and contingencies

Stockholders' / Members' Equity (Deficit)
ExOne stockholders' / members' deficit: Common stock, $0.01 par value, 200,000,000 shares authorized, 13,281,608 shares issued and outstanding	133	--
Additional paid-in capital	87,826	--
Accumulated deficit	(1,914)	--
Preferred units, $1.00 par value, 18,983,602 units issued and outstanding	--	18,984
Common units, $1.00 par value, 10,000,000 units issued and outstanding	--	10,000
Members' deficit	--	(31,355)
Accumulated other comprehensive loss	(315)	(174)
Total ExOne stockholders' / members' equity (deficit)	85,730	(2,545)
Noncontrolling interests	--	2,586
Total stockholders' / members' equity	85,730	41
Total liabilities and stockholders' / members' equity	$ 100,250	$ 33,075

The ExOne Company
Condensed Statement of Consolidated Cash Flows
($ in thousands)
(unaudited)

	For the Quarter Ended March 31,
	2013	2012
Operating activities
Net loss	$ (1,776)	$ (1,495)
Adjustments to reconcile net loss to cash used for operations:
Depreciation	572	384
Equity-based compensation	111	--
Changes in assets and liabilities, excluding effects of foreign currency translation adjustments:
(Increase) decrease in accounts receivable	2,008	(900)
(Increase) decrease in inventories	(463)	(2,449)
(Increase) decrease in prepaid expenses and other assets	(982)	123
Increase (decrease) in accounts payable	(105)	643
Increase (decrease) in accrued expenses and other liabilities	(1,007)	262
Increase (decrease) in deferred revenue and customer prepayments	(1,379)	(40)
Cash used for operating activities	(3,021)	(3,472)

Investing activities
Capital expenditures	(731)	(457)
Deconsolidation of noncontrolling interests in variable interest entities	(2,327)	--
Cash used for investing activities	(3,058)	(457)

Financing activities
Net proceeds from issuance of common stock	91,083	--
Net change in line of credit borrowings	(528)	728
Net change in demand note payable to member	(9,885)	600
Proceeds from financing leases	--	985
Payments on long-term debt	(5,396)	(320)
Payments on capital and financing leases	(386)	(185)
Payment of preferred stock dividends	(456)	--
Cash provided by financing activities	74,432	1,808

Effect of exchange rate changes on cash and cash equivalents	(43)	(33)

Net change in cash and cash equivalents	68,310	(2,154)
Cash and cash equivalents at beginning of period	2,802	3,496

Cash and cash equivalents at end of period	$ 71,112	$ 1,342

The ExOne Company
Additional Information
(unaudited)

Machine Sales by Type

	For the Quarter Ended March 31,
	2013	2012

S Max	2	--
S Print	1	--
M Lab	1	--
OrionTM	1	--
	5	--

The ExOne Company
Adjusted EBITDA Reconciliation
($ in thousands)
(unaudited)

	For the Quarter Ended March 31,
	2013	2012

Net loss attributable to ExOne	$ (1,914)	$ (1,529)

Net income attributable to noncontrolling interests	138	34
Interest expense	230	198
Provision (benefit) for income taxes	19	(12)
Depreciation	572	384
Equity-based compensation	111	--
Other (income) expense - net	(59)	(45)

Adjusted EBITDA	$ (903)	$ (970)

We define Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) as net income (loss) attributable to ExOne (as calculated under accounting principles generally accepted in the United States ("GAAP")) plus net income (loss) of noncontrolling interests, provision (benefit) for income taxes, interest expense, depreciation, equity-based compensation associated with our 2013 Equity Incentive Plan and other (income) expense - net. Use of Adjusted EBITDA, which is a non-GAAP financial measure, as defined under the rules of the U.S. Securities and Exchange Commission (SEC), is intended as a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA should not be considered as an alternative to net income (loss) attributable to ExOne or any other performance measure derived in accordance with GAAP. Our presentation of Adjusted EBITDA should not be construed to imply that our future results will be unaffected by unusual or non-recurring items.

We believe Adjusted EBITDA is meaningful to our investors to enhance their understanding of our financial performance. Although Adjusted EBITDA is not necessarily a measure of our ability to fund our cash needs, we understand that it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare our performance with the performance of other companies that report Adjusted EBITDA. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
CONTACT: Media:
         Nicole McEwen
         Marketing Director
         (724) 765-1328
         nicole.mcewen@exone.com

         Investors:
         John Irvin
         Chief Financial Officer
         (724) 765-1310
         john.irvin@exone.com

         Deborah K. Pawlowski
         Kei Advisors LLC
         (716) 843-3908
         dpawlowski@keiadvisors.com